Exhibit 21.1

Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Formation
Levi Strauss (Australia) Pty. Ltd.	Australia
Levi Strauss & Co. Europe SCA	Belgium
Levi Strauss Benelux Retail BVBA	Belgium
Levi Strauss Continental, S.A.	Belgium
Levi Strauss International Group Finance Coordination Services	Belgium
Majestic Insurance International, Ltd.	Bermuda
Levi Strauss do Brasil Franqueadora Ltda.	Brazil
Levi Strauss do Brasil Industria e Comercio Ltda.	Brazil
Levi Strauss & Co. (Canada) Inc.	Canada
Levi Strauss Commerce (Shanghai) Limited	China
Levi’s Footwear & Accessories (China) Ltd	China
Levi Strauss Praha, spol. s.r.o.	Czech Republic
Levi’s Footwear & Accessories France S.A.S.	France
Paris – O.L.S. S.A.R.L.	France
Levi Strauss Germany GmbH	Germany
Levi Strauss Hellas S.A.	Greece
Levi Strauss (Hong Kong) Limited	Hong Kong
Levi Strauss Global Trading Company II, Limited	Hong Kong
Levi Strauss Global Trading Company Limited	Hong Kong
Levi’s Footwear & Accessories HK Limited	Hong Kong
Levi Strauss Hungary Trading Limited Liability Company	Hungary
Levi Strauss (India) Private Limited	India
PT Levi Strauss Indonesia	Indonesia
Levi Strauss Italia S.R.L.	Italy
Levi’s Footwear & Accessories Italy SpA	Italy
World Wide Logistics S.R.L.	Italy
Levi Strauss Japan Kabushiki Kaisha	Japan
Levi Strauss Korea Ltd.	Korea, Republic of
Levi Strauss (Malaysia) Sdn. Bhd.	Malaysia
LS Retail (Malaysia) Sdn. Bhd.	Malaysia
Levi Strauss Mauritius Limited	Mauritius
Administradora Levi Strauss Mexico, S.A. de C.V.	Mexico
Distribuidora Levi Strauss Mexico, S.A. de C.V.	Mexico
Levi Strauss de Mexico, S.A. de C.V.	Mexico
Levi Strauss Nederland B.V.	Netherlands
Levi Strauss Nederland Holding B.V.	Netherlands
LVC B.V.	Netherlands
Levi Strauss New Zealand Limited	New Zealand
Levi Strauss Pakistan (Private) Limited	Pakistan
Levi Strauss Philippines, Inc. II	Philippines
Levi Strauss Poland SP z.o.o.	Poland
“Levi Strauss Moscow” Limited Liability Company	Russian Federation
Levi Strauss Asia Pacific Division, PTE. LTD.	Singapore
Levi Strauss South Africa (Proprietary) Limited	South Africa
Levi Strauss de Espana, S.A.	Spain
Levi’s Footwear & Accessories Spain S.A.	Spain
Levi Strauss (Suisse) SA	Switzerland
Levi’s Footwear & Accessories (Switzerland) S.A.	Switzerland
Levi Strauss Istanbul Konfekslyon Sanayi ve Ticaret A.S.	Turkey
Levi Strauss Dis Ticaret Limited Sirketi	Turkey
Levi Strauss (UK) Limited	United Kingdom
Levi Strauss Pension Trustee Ltd.	United Kingdom
Industrie Denim, LLC	United States (California)
Levi Strauss International	United States (California)
LS Operations LLC	United States (California)
Levi Strauss International, Inc.	United States (Delaware)
Levi Strauss, U.S.A., LLC	United States (Delaware)
Levi Strauss-Argentina, LLC	United States (Delaware)
Levi’s Only Stores Georgetown, LLC	United States (Delaware)
Levi’s Only Stores, Inc.	United States (Delaware)
LVC, LLC	United States (Delaware)
Threads, Inc.	United States (Delaware)